UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 3, 2009

Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0001421517	01-0616867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1908 Doolittle Dr. San Leandro, CA	94577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	510-483-7370

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2009, the Compensation Committee and Board of Directors  of Energy Recovery, Inc. granted G. G. Pique, the company's chief executive officer, options to purchase 500,000 shares of the company’s common stock and Hans Peter Michelet, its executive chairman, options to purchase 250,000 shares of the company’s common stock.   The options have an exercise price of $7.31, the closing price of the common stock on the date of grant.  The options have a four year vesting schedule with 25% of the options vesting on the anniversary of the grant date.  After that date, 1/48 of the options will vest each month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	4/9/2009	/s/ Thomas Willardson
Thomas Willardson
(Chief Financial Officer)